Exhibit 99.1

Donaldson Company Reports Fourth Quarter and Full-Year 2021 Earnings

Fiscal 2021 sales increased to a record $2.854 billion; Q4’21 sales rose 25.2% versus Q4’20
Full-year and Q4’21 GAAP gross margin rose 20 bps and 70 bps, respectively, versus fiscal 2020
Record fiscal 2021 and Q4’21 GAAP EPS of $2.24 and $0.66 up 12% and 32%, respectively
Fiscal 2022 sales forecasted to increase between 5% and 10%; EPS projected at $2.50 to $2.66

MINNEAPOLIS (September 2, 2021) — Donaldson Company, Inc. (NYSE: DCI) (the Company) today reported fiscal 2021 generally accepted accounting principles (GAAP) net earnings of $84.3 million in the fourth quarter and $286.9 million for the full year, compared with $64.2 million and $257.0 million, respectively, in fiscal 2020. Fiscal 2021 GAAP earnings per share (EPS)1 were $0.66 in the fourth quarter and $2.24 for the full year, compared with $0.50 and $2.00, respectively, in fiscal 2020. Excluding the impact of restructuring charges in the second quarter, full-year fiscal 2021 adjusted EPS2 were $2.32. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“We achieved record sales and earnings in fiscal 2021, and I am proud of the way Donaldson employees came together to generate strong results while navigating supply chain complexities and continued pressure from COVID-19,” said Tod Carpenter, chairman, president and chief executive officer. “In the past year, we drove year-over-year growth in gross margin, leveraged our expenses while making further investments in strategic growth initiatives, generated strong cash conversion, and returned $249 million to stockholders through dividends and share repurchases. Our results reflect our focus on strong execution, and I want to thank our employees for putting us in an excellent position for continued success in 2022.

“Our fiscal 2022 forecast implies another year of new records for both sales and profit, and we are acting quickly to address the challenges of today’s operating environment. We are leveraging our global production footprint and strong relationships to mitigate the impact from supplier availability issues, and we raised prices to mitigate the historically high headwind on gross margin from raw materials inflation. Additionally, we will continue to invest in our long-term opportunities by further expanding our technologies and solutions, extending our market access, and pursuing thoughtful acquisitions, particularly in Life Sciences. We again demonstrated we have the right strategy and the right team to achieve our strategic and financial goals as we drive towards our purpose of Advancing Filtration for a Cleaner World.”

[1] All earnings per share figures refer to diluted earnings per share.
[2] Adjusted earnings per share is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.
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Donaldson Company Reports Fourth Quarter 2021 and Full-Year Earnings - Page 2 of 5

Operating Results

Fourth quarter 2021 sales increased 25.2 percent to $773.1 million from $617.4 million in 2020. Currency translation favorably impacted sales by approximately 4 percent in total and in both the Engine Products (Engine) and Industrial Products (Industrial) segments.

	Three Months Ended		Twelve Months Ended
	July 31, 2021		July 31, 2021
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Engine Products segment
Off-Road	57.8%	51.1%	27.9%	23.3%
On-Road	35.5	32.2	11.5	9.5
Aftermarket	25.5	21.3	13.5	10.9
Aerospace and Defense	(7.7)	(9.1)	(18.3)	(19.7)
Total Engine Products segment	28.1	23.7	13.3	10.5

Industrial Products segment
Industrial Filtration Solutions	23.5	18.3	7.0	3.0
Gas Turbine Systems	(11.4)	(12.3)	(5.3)	(6.4)
Special Applications	27.0	23.1	3.8	0.5
Total Industrial Products segment	19.5	15.1	4.9	1.4
Total Company	25.2%	20.9%	10.5%	7.5%

Fourth quarter 2021 Engine sales increased 28.1 percent, reflecting strong year-over-year growth in Off-Road, On-Road, and Aftermarket. First-fit sales in both Off-Road and On-Road experienced double-digit year-over-year growth in all major regions. Sales through both the Aftermarket OEM and Independent channels also reported strong sales in all major geographic regions. Engine growth was partially offset by continued softness in Aerospace and Defense primarily due to pandemic-related demand pressure on the commercial aerospace market.

Fourth quarter 2021 Industrial sales increased 19.5 percent, driven primarily by growth in Industrial Filtration Solutions (IFS). Sales for dust collection replacement parts continued to experience strong growth, and new equipment sales also increased as market conditions improved. Process Filtration sales were up double-digits due to strong growth in both first-fit and replacement parts. The Gas Turbine Systems (GTS) sales decline reflects lower sales of first-fit products for small turbines and a more modest decline in sales of replacement parts. The Special Applications sales increase was driven by double-digit growth in the Disk Drive business.

Fourth quarter 2021 gross margin increased to 34.4 percent from 33.7 percent in 2020. Gross margin improvement was primarily driven by strong volume leverage and pricing benefits, partially offset by higher raw material costs and unfavorable mix.

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Donaldson Company Reports Fourth Quarter 2021 and Full-Year Earnings - Page 3 of 5

Fourth quarter 2021 operating expenses as a percent of sales decreased by 40 basis points to 19.9 percent from 20.3 percent in 2020 primarily due to volume leverage, partially offset by higher incentive compensation expense. Operating income as a rate of sales (operating margin) increased to 14.5 percent from 13.4 percent in 2020.

Fourth quarter 2021 interest expense was $3.1 million, compared with $3.9 million in 2020; the decrease of $0.8 million primarily reflects a lower debt level. Other income was $5.0 million in fourth quarter 2021, an increase from $2.7 million in 2020, primarily driven by a tax-related settlement in Brazil. Fourth quarter 2021 effective tax rate increased to 26.0 percent from 21.1 percent in 2020, primarily due to a reduction in net discrete tax benefits.

Donaldson paid fourth quarter 2021 dividends of $27.6 million and repurchased approximately 0.8 percent of its outstanding shares for $63.5 million. For the full fiscal year, Donaldson repurchased 1.9 percent of its outstanding shares for $142.2 million.

Fiscal 2022 Outlook

Donaldson expects fiscal 2022 GAAP EPS between $2.50 and $2.66, compared with 2021 GAAP and adjusted EPS of $2.24 and $2.32, respectively. Compared with fiscal 2021, 2022 net sales are projected to increase between 5 percent and 10 percent. Currency translation is not expected to have a material impact on sales.

Fiscal 2022 Engine sales are projected to increase between 5 percent and 10 percent, compared with 2021, reflecting strong growth in the first half of fiscal 2022 in On-Road, Off-Road, and Aftermarket, which is expected to moderate in the second half. On-Road sales are projected to be up in the low single-digits as heavy-duty truck build rates are expected to remain at an elevated level. Off-Road sales are projected to increase in the low double-digits due to continued demand strength in the construction, agriculture, and mining end markets, as well as new program wins in Exhaust and Emissions. Engine Aftermarket sales are projected to grow in the mid-single-digits, driven by high equipment utilization rates and continued share gains in under-penetrated markets. Aerospace and Defense sales are expected to increase in the low double-digits, primarily due to the easier comparison with fiscal 2021.

Industrial sales are projected to increase between 6 percent and 11 percent, compared with fiscal 2021, reflecting low double-digit growth in IFS, led by Industrial Air Filtration and Process Filtration, and high single-digit growth in GTS. Special Applications sales are expected to decline in the low single-digit range, primarily driven by expected declines in disk drive filter sales, partially offset by an increase in Integrated Venting Solutions.

Fiscal 2022 gross margin is expected to be flat to down slightly compared to 2021, primarily due to increased raw material costs. The first half of fiscal 2022 is expected to experience more significant gross margin pressure than the second half due to the timing of pricing actions and the comparison to favorable raw material costs in the first half of 2021.

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Donaldson Company Reports Fourth Quarter 2021 and Full-Year Earnings - Page 4 of 5

Donaldson expects fiscal 2022 operating margin between 14.1 percent and 14.7 percent, compared with GAAP and adjusted operating margin of 13.5 percent and 14.0 percent, respectively, in 2021. The year-over-year improvement is expected to come primarily from operating expense leverage.

The Company expects fiscal 2022 interest expense of approximately $14.0 million, and other income is forecast between $7.0 million and $11.0 million. Donaldson’s fiscal 2022 effective income tax rate is forecast to be between 24 percent and 26 percent.

The Company expects fiscal 2022 capital expenditures between $100.0 million and $120.0 million, and free cash flow conversion is forecast to be between 80 percent and 90 percent. Donaldson expects to repurchase approximately 2 percent of its outstanding shares during fiscal 2022.

Restructuring

In the second quarter of fiscal 2021, the Company initiated activities to further improve its operating and manufacturing cost structure, primarily in its EMEA region. These activities resulted in the Company incurring restructuring expenses, including $14.8 million in severance during the second quarter of fiscal 2021. Expenses of $5.8 million were included in cost of sales and $9.0 million were included in operating expenses on the Consolidated Statement of Earnings for the year ended July 31, 2021. Expenses of $2.5 million relate to the Engine Products segment, $6.5 million relate to the Industrial Products segment, and $5.8 million were included in Corporate and unallocated. The Company expects approximately $8 million in annualized savings from these restructuring activities once completed by the beginning of the third quarter of fiscal 2022.

Miscellaneous

The Company will webcast its fourth quarter and full-year 2021 earnings conference call today at 9:00 a.m. CDT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CDT today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends, and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including the COVID-19 pandemic; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages;
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Donaldson Company Reports Fourth Quarter 2021 and Full-Year Earnings - Page 5 of 5

threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; impairment of intangible assets; inability to manage productivity improvements; inability to maintain an effective system of internal control over financial reporting; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; effects of changes in capital and credit markets; changes in tax laws and tax rates, regulations and results of examinations; results of execution of any acquisition, divestiture and other strategic transactions strategy. These and other risks and uncertainties are described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended July 31, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise unless required by law. The results presented herein are preliminary, unaudited, and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-K.

About Donaldson Company

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OE brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

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DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	July 31,			July 31,
	2021	2020	Change	2021	2020	Change

Net sales	$773.1	$617.4	25.2%	$2,853.9	$2,581.8	10.5%
Cost of sales	507.4	409.5	23.9	1,882.2	1,710.2	10.1
Gross profit	265.7	207.9	27.8	971.7	871.6	11.5
Selling, general and administrative	136.0	110.3	23.3	519.2	470.3	10.4
Research and development	17.7	15.1	17.1	67.8	61.2	10.8
Operating expenses	153.7	125.4	22.5	587.0	531.5	10.4
Operating income	112.0	82.5	35.8	384.7	340.1	13.1
Interest expense	3.1	3.9	(20.0)	13.0	17.4	(25.0)
Other income, net	(5.0)	(2.7)	86.6	(9.3)	(12.5)	(25.7)
Earnings before income taxes	113.9	81.3	40.1	381.0	335.2	13.7
Income taxes	29.6	17.1	73.0	94.1	78.2	20.4
Net earnings	$84.3	$64.2	31.3%	$286.9	$257.0	11.6%

Weighted average shares – basic	125.8	126.7	(0.7)%	126.4	126.9	(0.4)%
Weighted average shares – diluted	127.8	127.7	0.1%	128.2	128.3	(0.1)%

Net earnings per share – basic	$0.67	$0.51	31.4%	$2.27	$2.03	11.8%
Net earnings per share – diluted	$0.66	$0.50	32.0%	$2.24	$2.00	12.0%

Dividends paid per share	$0.22	$0.21	4.8%	$0.85	$0.84	1.2%
Note: Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31,	July 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$222.8	$236.6
Accounts receivable, net	552.7	455.3
Inventories, net	384.5	322.7
Prepaid expenses and other current assets	84.0	82.1
Total current assets	1,244.0	1,096.7
Property, plant and equipment, net	617.8	631.6
Goodwill	322.5	316.8
Intangible assets, net	61.6	67.3
Other long-term assets	154.3	132.2
Total assets	$2,400.2	$2,244.6

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$48.5	$3.8
Current maturities of long-term debt	—	5.7
Accounts payable	293.9	187.7
Accrued employee compensation and related taxes	126.8	71.2
Current lease liabilities	18.1	25.7
Dividends payable	27.6	26.6
Other current liabilities	91.7	86.1
Total current liabilities	606.6	406.8
Long-term debt	461.0	617.4
Non-current income taxes payable	80.7	87.4
Deferred income taxes	26.6	16.7
Other long-term liabilities	88.2	112.5
Total liabilities	1,263.1	1,240.8

Redeemable non-controlling interest	—	10.9

Total stockholders’ equity	1,137.1	992.9
Total liabilities and stockholders’ equity	$2,400.2	$2,244.6

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31,
	2021	2020
Operating Activities
Net earnings	$286.9	$257.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	95.3	87.6
Deferred income taxes	(5.9)	2.7
Stock-based compensation expense	14.2	15.2
Other, net	17.5	21.2
Changes in operating assets and liabilities, excluding effect of acquired businesses	(6.1)	3.3
Net cash provided by operating activities	401.9	387.0

Investing Activities
Purchases of property, plant and equipment, net	(58.3)	(122.4)
Acquisition, net of cash acquired	—	(6.5)
Net cash used in investing activities	(58.3)	(128.9)

Financing Activities
Proceeds from long-term debt	7.9	262.4
Repayments of long-term debt	(170.4)	(281.0)
Change in short-term borrowings	45.2	0.9
Purchase of non-controlling interests	(14.4)	—
Purchase right exercised in finance lease	(13.8)	—
Purchase of treasury stock	(142.2)	(94.3)
Dividends paid	(107.2)	(106.4)
Tax withholding for stock compensation transactions	(4.2)	(6.3)
Exercise of stock options	35.8	25.2
Net cash used in financing activities	(363.3)	(199.5)
Effect of exchange rate changes on cash	5.9	0.2
(Decrease) increase in cash and cash equivalents	(13.8)	58.8
Cash and cash equivalents, beginning of year	236.6	177.8
Cash and cash equivalents, end of year	$222.8	$236.6

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Gross margin	34.4%	33.7%	34.0%	33.8%
Operating expenses rate	19.9%	20.3%	20.6%	20.6%
Operating margin	14.5%	13.4%	13.5%	13.2%
Other income, net rate	(0.7)%	(0.4)%	(0.3)%	(0.5)%
Depreciation and amortization rate	3.2%	3.7%	3.3%	3.4%
EBITDA rate	18.4%	17.5%	17.1%	17.0%
Effective tax rate	26.0%	21.1%	24.7%	23.3%
Earnings before income taxes - Engine Products	15.7%	13.8%	14.8%	13.3%
Earnings before income taxes - Industrial Products	17.3%	12.7%	14.9%	14.6%
Cash conversion ratio	92.8%	164.5%	119.8%	102.9%

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Adjusted Rates
Gross margin	34.4%	33.7%	34.2%	33.8%
Operating expenses rate	19.9%	20.3%	20.3%	20.6%
Operating margin	14.5%	13.4%	14.0%	13.2%
Other income, net rate	(0.7)%	(0.4)%	(0.3)%	(0.5)%
Depreciation and amortization rate	3.2%	3.7%	3.3%	3.4%
EBITDA rate	18.4%	17.5%	17.7%	17.0%
Effective tax rate	26.0%	21.1%	24.9%	23.3%
Earnings before income taxes - Engine Products	15.7%	13.8%	14.9%	13.3%
Earnings before income taxes - Industrial Products	17.3%	12.7%	15.6%	14.6%
Cash conversion ratio	92.8%	164.5%	115.5%	102.9%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of restructuring charges. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2021	2020	Change	2021	2020	Change
Net sales
Engine Products segment
Off-Road	$89.8	$56.9	57.8%	$328.1	$256.5	27.9%
On-Road	33.8	25.0	35.5	138.8	124.4	11.5
Aftermarket	375.9	299.5	25.5	1,394.6	1,228.9	13.5
Aerospace and Defense	28.6	31.0	(7.7)	96.2	117.7	(18.3)
Total Engine Products segment	528.1	412.3	28.1	1,957.7	1,727.5	13.3

Industrial Products segment
Industrial Filtration Solutions	172.7	139.8	23.5	621.9	581.2	7.0
Gas Turbine Systems	24.2	27.4	(11.4)	96.2	101.6	(5.3)
Special Applications	48.1	37.9	27.0	178.1	171.5	3.8
Total Industrial Products segment	245.0	205.1	19.5	896.2	854.3	4.9
Total Company	$773.1	$617.4	25.2%	$2,853.9	$2,581.8	10.5%

Earnings before income taxes
Engine Products segment	$82.8	$57.0	45.3%	$289.0	$229.3	26.0%
Industrial Products segment	42.4	26.0	63.1	133.3	124.9	6.7
Corporate and unallocated	(11.3)	(1.7)	564.7	(41.3)	(19.0)	117.4
Total Company	$113.9	$81.3	40.1%	$381.0	$335.2	13.7%

Earnings before income taxes %
Engine Products segment	15.7%	13.8%	1.9%	14.8%	13.3%	1.5%
Industrial Products segment	17.3%	12.7%	4.6%	14.9%	14.6%	0.3%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by sales. Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended July 31, 2021
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM (5)
Engine Products segment
Off-Road	57.8%	61.3%	73.1%	34.7%	58.5%
On-Road	35.5	18.5	50.7	59.0	245.9
Aftermarket	25.5	20.1	28.6	16.9	48.1
Aerospace and Defense	(7.7)	1.2	(28.8)	21.1	N/A
Total Engine Products segment	28.1	22.2	32.3	23.6	49.7

Industrial Products segment
Industrial Filtration Solutions	23.5	14.3	28.7	21.9	68.8
Gas Turbine Systems	(11.4)	(30.3)	8.1	(21.9)	86.3
Special Applications	27.0	4.1	7.1	37.2	(12.5)
Total Industrial Products segment	19.5	5.3	23.9	25.8	67.4
Total Company	25.2%	17.5%	28.9%	24.5%	51.7%

	Twelve Months Ended July 31, 2021
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	27.9%	15.1%	32.1%	40.1%	48.0%
On-Road	11.5	2.0	29.4	24.4	72.5
Aftermarket	13.5	4.6	19.7	18.6	21.9
Aerospace and Defense	(18.3)	(9.2)	(38.8)	18.3	N/A
Total Engine Products segment	13.3	4.3	17.6	23.5	23.1

Industrial Products segment
Industrial Filtration Solutions	7.0	(2.7)	11.5	16.3	14.4
Gas Turbine Systems	(5.3)	(5.5)	(6.2)	(12.3)	31.9
Special Applications	3.8	(0.9)	4.1	4.7	(25.5)
Total Industrial Products segment	4.9	(3.0)	8.3	8.9	15.8
Total Company	10.5%	2.3%	13.9%	17.4%	22.2%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended July 31, 2021
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	51.1%	61.3%	61.0%	30.3%	15.1%
On-Road	32.2	18.5	36.4	56.1	176.3
Aftermarket	21.3	20.1	17.3	10.5	48.9
Aerospace and Defense	(9.1)	1.2	(33.3)	19.7	N/A
Total Engine Products segment	23.7	22.2	21.3	17.9	48.3

Industrial Products segment
Industrial Filtration Solutions	18.3	14.3	19.0	15.8	67.7
Gas Turbine Systems	(12.3)	(30.3)	7.5	(26.0)	86.3
Special Applications	23.1	4.1	(1.2)	33.7	(12.5)
Total Industrial Products segment	15.1	5.3	15.6	21.1	66.5
Total Company	20.9%	17.5%	19.0%	19.2%	50.4%

	Twelve Months Ended July 31, 2021
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	23.3%	15.1%	22.3%	34.9%	50.3%
On-Road	9.5	2.0	20.2	20.6	74.4
Aftermarket	10.9	4.6	11.4	12.4	26.5
Aerospace and Defense	(19.7)	(9.2)	(43.1)	14.3	N/A
Total Engine Products segment	10.5	4.3	9.3	17.7	27.6

Industrial Products segment
Industrial Filtration Solutions	3.0	(2.7)	3.6	11.0	17.6
Gas Turbine Systems	(6.4)	(5.5)	(7.7)	(16.5)	33.3
Special Applications	0.5	(0.9)	(3.3)	1.9	(25.5)
Total Industrial Products segment	1.4	(3.0)	1.3	4.9	18.7
Total Company	7.5%	2.3%	6.1%	12.3%	26.5%
Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$96.3	$121.8	$401.9	$387.0
Net capital expenditures	(18.0)	(16.3)	(58.3)	(122.4)
Free cash flow	$78.2	$105.5	$343.6	$264.6

Net earnings	$84.3	$64.2	$286.9	$257.0
Income taxes	29.6	17.1	94.1	78.2
Interest expense	3.1	3.9	13.0	17.4
Depreciation and amortization	24.9	23.0	95.3	87.6
EBITDA	$141.9	$108.2	$489.3	$440.2

Adjusted net earnings	$84.3	$64.2	$297.4	$257.0
Adjusted income taxes	29.6	17.1	98.3	78.2
Interest expense	3.1	3.9	13.0	17.4
Depreciation and amortization	24.9	23.0	95.3	87.6
Adjusted EBITDA	$141.9	$108.2	$504.0	$440.2

Gross profit	$265.7	$207.9	$971.7	$871.6
Restructuring charges	—	—	5.8	—
Adjusted gross profit	$265.7	$207.9	$977.5	$871.6

Operating expense	$153.7	$125.4	$587.0	$531.5
Restructuring charges	—	—	9.0	—
Adjusted operating expense	$153.7	$125.4	$578.0	$531.5

Operating income	$112.0	$82.5	$384.7	$340.1
Restructuring charges	—	—	14.8	—
Adjusted operating income	$112.0	$82.5	$399.5	$340.1

Net earnings	$84.3	$64.2	$286.9	$257.0
Restructuring charges, net of tax	—	—	10.6	—
Adjusted net earnings	$84.3	$64.2	$297.4	$257.0

Diluted EPS	$0.66	$0.50	$2.24	$2.00
Restructuring charges per share	—	—	0.08	—
Adjusted diluted EPS	$0.66	$0.50	$2.32	$2.00
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2021 Earnings Press Release Schedules